SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                              Carver Bancorp, Inc.
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                (Name of Registrant as Specified in its Charter)

                             Boston Bank of Commerce
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       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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
FOR IMMEDIATE RELEASE                              CONTACT: Robert PatrickCooper
                                                     bcooper@bboc.com
                                                                 (617) 457-4415

FOR IMMEDIATE RELEASE:

                     LEADING PROXY ADVISORY FIRM RECOMMENDS
                       CARVER BANCORP SHAREHOLDERS VOTE TO
                         REPLACE INCUMBENT NOMINEES WITH
                        BOSTON BANK OF COMMERCE NOMINEES.


BOSTON, MASSACHUSETTS, February 18, 2000 -Boston Bank of Commerce (BBOC) announced today that Institutional Shareholder Services (ISS), a leading proxy advisory firm, has recommended that its clients who are holders of Carver Bancorp (Amex: CNY) support the BBOC nominees for election to Carver's Board. The Carver annual meeting of shareholders is scheduled for February 24, 2000.

     The ISS report stated: "[W]e conclude that shareholders would be best served by electing the dissident nominees in this year's election. Mr. Cohee and Ms. Williams will bring a proven track record, demonstrated expertise, and a high level of energy to a board that faces the daunting task of restoring Carver's profitability in an era of rapid change and competition in the financial services arena. Furthermore, we believe that the current board has seriously erred in failing to raise the significant governance issues raised by the Provender/Morgan Stanley transaction. The only easy way to remove the resulting appearance of impropriety, we believe, and to ease concerns that the board and management are unduly entrenched, is to promptly add outside directors. While Mr. Cohee and Ms. Williams are imperfect candidates, largely because of their potential conflicts of interest, we nonetheless conclude that their election is preferable to retention of the incumbents."

Institutional Shareholder Services, based in Rockville, MD is a leading proxy voting advisor to several hundred banks, pension funds, money managers and other institutional investors regarding proxy voting, corporate governance proposals and other shareholder-related issues.

Boston Bank of Commerce, which is the only African-American owned interstate bank in the country and the beneficial owner of 170,700 shares of Carver's common stock is seeking two board seats on Carver's eight-person board.

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